EXHIBIT  99B


U  S  WEST  Media  Group
7800  East  Orchard  Road
Englewood,  Colorado    80111


[U  S  WEST  Media  Group  logo  and  registered  mark]

News  Release

Release  Date:          April  29,  1997

Contacts:                      Blair  Johnson          Steve  Lang
                    (303)  793-6296          (303)  793-6290


            U S WEST MEDIA GROUP REACHES CABLE CUSTOMER MILESTONE, REPORTS SIXTH CONSECUTIVE QUARTER OF DOUBLE-DIGIT GROWTH

ENGLEWOOD, Colo. - U S WEST Media Group (NYSE: UMG) today reported its sixth straight quarter of double-digit growth in revenue and operating cash flow and said it now serves five million domestic cable customers.
For  the first quarter 1997, Media Group reported -- on a proportionate basis:
- A 16 PERCENT INCREASE IN OPERATING CASH FLOW, to $620 million. Media Group's operating cash flow for first quarter 1996 was $533 million on a comparable basis. (All 1996 numbers have been adjusted to include Continental Cablevision's results -- even though it didn't merge with Media Group until Nov. 15.)
     Operating cash flow, which represents earnings before interest, taxes, depreciation and amortization (EBITDA), is an important indicator of the company's operating performance.
- A 12 PERCENT INCREASE IN REVENUE, to $2.1 billion. Media Group's revenue for first quarter 1996 was $1.9 billion.
Because Media Group participates in numerous joint ventures, the company uses proportionate accounting to reflect its relative share of operating revenues and  expenses  associated  with  these  operations.
These strong results come on the heels of last week's announcement that Media Group intends to merge its domestic wireless operations with those of AirTouch Communications.
 "The AirTouch transaction is a big strategic step for Media Group, one that's good for everyone involved," said Richard McCormick, U S WEST chairman and chief executive officer. "This gives Media Group shareowners AirTouch stock in a tax-efficient manner, letting them realize the full value of their wireless investments. It also reduces our leverage and helps Media Group focus on its core cable business."
Chuck Lillis, Media Group president and chief executive officer, said, "The kind of growth we're seeing puts us on track for another great year. Our domestic cellular cash flow growth is extraordinary. Our directory publishing business continues to be an industry leader in revenue growth. And we reached an important cable milestone: our five millionth customer."
First quarter 1997 proportionate operating highlights -- by line of business -- include:
- CABLE AND BROADBAND COMMUNICATIONS: Media Group's wholly owned cable operations in the U.S. ended the first quarter with more than 5 million subscribers, up 3 percent from first quarter 1996. The subscriber base includes 3,500 high-speed Internet access customers. Overall, revenue from Media Group's domestic cable operations, including its investment in Time Warner Entertainment, increased 5 percent, to $1.2 billion, while operating cash flow was up 8 percent, to $390 million. This growth stems from strong operating results and one-time gains in Media Group's Time Warner Entertainment partnership.
         In addition, for the first time, Media Group's overall international cable operations generated positive operating cash flow.
     - WIRELESS: Media Group's domestic cellular operations continued to lead the industry in two growth measurements. Its subscriber base increased 38 percent, to almost two million proportionate customers, and its operating cash flow increased 64 percent, to $123 million. In addition, its operating cash flow margins increased by 10 percentage points.
     Internationally, Media Group's wireless businesses continued to grow rapidly, led by One 2 One, the company's revitalized joint venture in the United Kingdom. With expanded coverage and aggressive marketing, One 2 One increased its first quarter 1997 subscriber base by 50 percent from the same period last year. Media Group's overall international wireless subscriber base increased 83 percent.
- DIRECTORIES: Media Group's directory publishing business, now called U S WEST Dex, produced strong first quarter revenue growth of 7 percent, helping the company maintain its industry-leading position.

"This was a solid quarter -- right in line with our expectations," Lillis said. "Our cash flow from operations show how quickly our business is growing, while our net loss reflects the accounting requirements for our Continental merger."
Media Group's first quarter 1997 cash flow from operations was $249 million, while its net loss was $109 million.
U S WEST Media Group, one of America's largest broadband communications companies, is involved in domestic and international cable and telephony, wireless communications, and directory and information services. For 1996, Media Group reported proportionate revenues of $6.4 billion.

Media Group is one of two major groups that make up U S WEST, a company in the connections business, helping customers share information, entertainment and communications services in local markets worldwide. U S WEST's other major group, U S WEST Communications, provides telecommunications services in 14 western and midwestern states.


Some of the information presented in or in connection with this announcement constitutes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Factors that could cause actual results to differ from expectations include: (i) a change in economic conditions in the various markets served by the Company's operations that could adversely affect the level of demand for cable, wireless, directory or other services offered by the Company, (ii) greater than anticipated competitive activity requiring new pricing for Company services, (iii) higher than anticipated start-up costs associated with new business opportunities, (iv) regulatory changes affecting the telecommunications industry, (v) increases in fraudulent activity with respect to wireless services, or (vi) delays in the development of anticipated technologies, or the failure of such technologies to perform according to expectations.

NOTE:    THIS  RELEASE  AND  THE FINANCIAL STATEMENTS WILL BE AVAILABLE ON THE
INTERNET  AFTER  8  A.M.  (MDT)  BY  ACCESSING  U  S  WEST'S  INTERNET  SITE:
WWW.USWEST.COM

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





U S WEST MEDIA GROUP - SELECTED OPERATING HIGHLIGHTS
All Amounts Shown are Proportionate Unless Otherwise Stated in millions


CABLE AND TELEPHONY

DOMESTIC
                                                                 1Q97  GROWTH*
                                                               ------  --------
Total
Revenue                                                        $1,215      5.4%
EBITDA                                                         $  390      8.0%

Consolidated Cable (excluding
   cost of new services)
Homes Passed (000's)                                            8,308      1.7%
Multichannel Video Subscribers
  (000's)                                                       5,025      3.1%
Revenue                                                        $  549      6.1%
EBITDA                                                         $  239      6.2%

Other Key Statistics
High Speed Data Customers
  (000's)                                                         3.5        -

INTERNATIONAL
                                                                 1Q97  GROWTH*
                                                               ------  --------
TOTAL
Customers (000's)                                               1,166     14.0%
Revenue                                                        $  108     31.7%
EBITDA                                                         $    9  up $11



WIRELESS





DOMESTIC
                                  1Q97   GROWTH
                                -------  ---------
CELLULAR
POPs (millions)                   20.3        1.5%
Subscribers (000's)              1,984       38.1%
Service Revenue                 $  274       26.3%
Operating Cash Flow             $  123       64.0%
OCF as a % of service revenue     44.9%     10 pp
Average revenue per customer    $47.77       -8.7%

PRIMECO PERSONAL
   COMMUNICATIONS
POPs (millions)                   14.7        7.3%
Subscribers (000's)                 27          -

INTERNATIONAL
                                  1Q97   GROWTH
                                -------  ---------
TOTAL
Customers (000's)                  612       83.2%
Revenue                         $  144       63.6%
Operating Cash Flow               ($10)  down $11

ONE 2 ONE
Subscribers (000's)                310       50.0%
Market Share                       8.8%  up 1pp
Coverage                           80+%         -




DIRECTORY  AND  INFORMATION  SERVICES





DOMESTIC
                               1Q97   GROWTH*
                             -------  ------------
DIRECTORY PUBLISHING
Local Advertisers (000's)       482             -
Revenue                      $  284           7.2%
Operating Cash Flow          $  146           9.8%
Operating Cash Flow Margin     51.4%        1.2pp
Revenue per Advertiser       $2,224           7.4%

INTERNATIONAL

                               1Q97   GROWTH*<F1>
                             -------  ------------
TOTAL
Revenue                      $   29          -9.4%
Operating Cash Flow             ($6)        -50.0%


<F1>
* Growth rates are pro forma as if the Continental merger occurred January 1, 1996.